QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.2

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated March 13, 2015 with respect to the consolidated financial statements of Rio Alto Mining Limited and subsidiaries as of and for the years ended December 31, 2014 and 2013 included in the Business Acquisition Report furnished by Tahoe Resources Inc. on Form 6-K dated June 12, 2015, which is incorporated by reference in Amendment No. 1 to the Registration Statement on Form F-10 of Tahoe Resources Inc. We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form F-10 of Tahoe Resources Inc. of the aforementioned report.

Vancouver, Canada June 16, 2015	/s/ GRANT THORNTON LLP Chartered Accountants

QuickLinks

  Exhibit 5.2
Consent of Independent Registered Public Accounting Firm